UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 12, 2011

China Bilingual Technology & Education Group Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-162102	68-0678185
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Longbao Street Xiaodian Zone, Taiyuan City Shanxi Province, People’s Republic of China	030031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-351-7963988

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 12, 2011, China Bilingual Technology & Education Group Inc., a Nevada corporation (the “Company”) made a presentation to investors at the Rodman & Renshaw Annual Global Investment Conference. A copy of the presentation used at the conference is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 12, 2011, the Company issued a press release announcing that the Company has entered into an Equity Transfer Agreement with all of the equity holders of Shanxi Rising Education Investment Co., Ltd. A copy of the press releas is filed as Exhibit 99.2 to, and incorporated by reference in this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Power Point Presentation, dated September 2011.

99.2	Press release, dated September 12, 2011, issued by China Bilingual Technology & Education Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

Date: September 12, 2011	By:	/s/ Michael Toups
Name: Michael Toups
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Power Point Presentation, dated September 2011.

99.2	Press release, dated September 12, 2011, issued by China Bilingual Technology & Education Group Inc.

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